EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended November 30, 2017, the Convergence Core Plus Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $86,066
Accumulated Net Realized Gain/(Loss)   $(4,608,757)
Paid-in Capital      $4,522,691

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2017, the Convergence Opportunities Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $452,015
Accumulated Net Realized Gain/(Loss)   $(3,257,176)
Paid-in Capital      $2,805,161

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2017, the Convergence Market Neutral Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $117,948
Accumulated Net Realized Gain/(Loss)   $(21,306)
Paid-in Capital      $(96,642)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2017, the Gerstein Fisher Multi-Factor Growth Equity
Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $90
Accumulated Net Realized Gain/(Loss)   $(90)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2017, the Gerstein Fisher Multi-Factor International
Growth Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $148,141
Accumulated Net Realized Gain/(Loss)   $(148,141)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2017, the Gerstein Fisher Multi-Factor Global Real
Estate Securities Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $370,426
Accumulated Net Realized Gain/(Loss)   $(365,864)
Paid-in Capital      $(4,562)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2017, the Rockefeller Core Taxable Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(25)
Accumulated Net Realized Gain/(Loss)   $25
Paid-in Capital      $-

For the year ended November 30, 2017, the Rockefeller Intermediate Tax Exempt
National Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $-
Accumulated Net Realized Gain/(Loss)   $-
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2017, the Rockefeller Intermediate Tax Exempt New
York Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(14)
Accumulated Net Realized Gain/(Loss)   $14
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2017, the Rockefeller Equity Allocation Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $106,696
Accumulated Net Realized Gain/(Loss)   $(106,696)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.